EXHIBIT 10.3

                                                                 Edwards County

                            ASSIGNMENT OF OIL AND GAS LEASE

WHEREAS, Ness Energy International, Inc., is the owner of that certain Oil and Gas Lease dated May 27, 2001 from Roy William Baker, Jr., Individually and Executor and Trustee of the Roy W. Baker Sr. Estate, as Lessor, to Ness Energy International, Inc., as Lessee, recorded in Volume 190, Page 645, Official Public Records, Edwards County, Texas ("the Lease") covering the following described land, among other lands, in the County of Edwards and The State of Texas, to-wit:

Abstract #    Certificate    Survey    Original Grantee    Description

1354            28/146         19      W.C. Ry.            North 166.34 acres
2716             1/617         44      B.S.&F.             167.54 ac.
 836              1463          9      E.L.&R.R. Ry.Co.    469.5 acres
2975              1463         10      E.L.&R.R. Ry Co.    14.0 acres
1351            28/110         13      Wash. Cnty. Ry. Co. All of the S/2 being
                                                           320 acres, more or
                                                           less
1686            28/110         14      Wash. Cnty. Ry. Co. 593.7 acres
 717             1/620         49      B.S.&F.             All of the
                                                           westernmost
                                                           300 acres
                                                           Being 2031.08 acres,
                                                           more or less.

AND WHEREAS, Ness Energy International, Inc., hereinafter called
Assignor, desires to assign the Lease to Fairway Links Energy, Inc., hereinafter called Assignee insofar as said lease covers the described lands, subject to the terms and conditions hereinafter made.

NOW THEREFORE, for and in consideration of Ten Dollars (and other good and valuable consideration), the receipt of which is hereby acknowledged, the undersigned, the present owner of the Lease and all rights thereunder or incident thereto, does hereby bargain, sell, transfer, assign and convey all rights, title and interest of the original Lessee and present owner in and to the Lease and rights thereunder, together with all personal property used or obtained in connection therewith to Fairway Links Energy, Inc., 4925 Greenville Avenue, Suite 900, Dallas, Texas 75206 and its successors and assigns subject to the following provisions:

1. As consideration for the assignment by Assignor to Assignee of the Lease herein assigned, Assignor does hereby agree to save and hold Assignee, its successors and assigns, harmless of and from any and all losses, liabilities, costs, fees, expenses and other obligations arising out of or incident to the Lease herein assigned arising under and with respect to any and all previous letter agreements, provisions, or documents pertaining to any area of mutual interest, prospect, or related concept, previously agreed to.

2. Assignors, individual and on behalf of its predecessors in title to the Lease, as same maybe hereinafter amended and ratified between Lessor and Assignee, herein convey all rights to the said Lease and expressly disclaim any and all liability or other obligation with respect thereto. Further, Assignors assign and disclaim any right, title, and interest (whether contractual, at law, equitable or otherwise) in and to the Lease, any and all rights of conveyance, drilling rights, reversionary rights, or any other claim to the Lease or contracts related thereto.
3. Assignor agrees to indemnify and hold Assignee, its successors and assigns, harmless from any and all claims, demands, loss, risk or expense, incident to or resulting from Assignor's use and operations on the premises assigned hereby from and after the Effective Time as hereinafter defined.

4. Assignor does hereby agree to assume, be bound by and subject to Assignee's express and implied covenants, rights, obligations and liabilities with respect to the Lease, and should it be necessary, prudent or requested by Assignee, Assignor will further execute documentation to clarify, revoke, quit claim or convey any right not expressly covered herein.

And for the same consideration, the undersigned Assignor does covenant with the said Assignee, its successors and assigns, that Ness Energy International, Inc., is the lawful owner of the Lease and rights and interests thereunder and of the personal property thereon or used in connection therewith; that the undersigned has good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties, if any, due and payable thereunder have been duly paid.

IN WITNESS WHEREOF, this instrument is executed this 6th day of July, 2001, but is effective as of 7:00 A.M. at the location of the properties on May 27, 2001 ("Effective Time").

                                          Ness Energy International, Inc.



                                          By:   s/s Hayseed Stephens


ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF PARKER

This instrument was acknowledged before me on July 6th, 2001 by Hayseed Stephens, in his capacity as President of Ness Energy
International, Inc.


s/s Carol S. Moon
Notary Public, State of Texas